EXHIBIT 99.1

Contact:

Aeolus Pharmaceuticals

Richard W. Reichow

919-558-1902

For Immediate Release:

Aeolus Appoints Grant Thornton as its Auditor

Research Triangle Park, N.C., October 13, 2004 – Aeolus Pharmaceuticals, Inc. (OTC Bulletin Board:AOLS ) announced today the appointment of Grant Thornton LLP as its independent accountants for its fiscal year ended September 30, 2004. Grant Thornton is the 5th largest public accounting firm in the United States.

Aeolus (www.aeoluspharma.com) is developing a new class of small molecule catalytic antioxidants that destroy oxygen-derived free radicals, believed to be an important contributor to the pathogenesis of many diseases. Aeolus’ catalytic antioxidants have been shown to reduce damage to tissue in animal studies of ALS, stroke, cancer and chronic obstructive pulmonary disease.

The statements in this press release that are not purely statements of historical fact are forward-looking statements, and actual results might differ materially from those anticipated. These statements and other statements made elsewhere by Aeolus or its representatives, which are identified or qualified by words such as “intends,” “likely,” “will,” “suggests,” “expects,” “might,” “may,” “believe,” “could,” “should,” “would,” “anticipates,” “plans,” “goal,” “possible” or the negative of those terms or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Important factors that could cause results to differ include risks associated with uncertainties of scientific research, clinical trials, product development activities and the need to obtain funds for clinical trials and operations. These and other important risks are described in Aeolus’ reports on Form 10-K, Form 10-Q and Form 8-K and its registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.